Exhibit 10.3
AMENDMENT TO EMPLOYMENT AGREEMENT
AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), dated as of September 3, 2026, between Arch Reinsurance Ltd., a Bermuda corporation (the “Company”), and Jerome Halgan (the “Executive”).
WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of November 1, 2017 (the “Agreement”);
WHEREAS, effective June 15, 2026, Arch Capital Group Ltd., a Bermuda exempted company (“Parent”), appointed the Executive to the office of Global Chief Executive Officer of Arch Reinsurance;
WHEREAS, the Company and the Executive wish to amend the terms and conditions of the Agreement as set forth herein;
WHEREAS, in that connection, the Company will assign the Agreement, as amended by this Amendment, to Parent, and Parent will assume and agree to perform the Company’s obligations under the Agreement, as amended by this Amendment, and, effective upon such assumption, the Company will have no further liability for the Agreement, as amended by this Amendment;
WHEREAS, the Executive wishes to agree to such assignment and assumption;
    NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree to amend the Agreement as follows.
I.Effective as of June 15, 2026, the Company irrevocably, absolutely and unconditionally assigns, transfers, conveys and delivers to Parent and its successors and permitted assigns forever all of the Company’s right, title and interest of every kind, nature and description in, to and under the Agreement, as amended hereby, and Parent hereby accepts the assignment, transfer, conveyance and delivery of the Agreement, as amended hereby, and Parent hereby irrevocably, absolutely and unconditionally assumes, undertakes and agrees to pay, perform and discharge in full, and release and discharge the Company and its successors and assigns, irrevocably, completely, unconditionally and forever from any and all obligations under the Agreement, as amended hereby; and, effective on the effective date of such assignment and assumption, all references to the “Company” in the Agreement, as amended hereby, shall be to Parent. The Executive hereby agrees and consents to such assignment and assumption.
II.The first sentence of SECTION 3.01 Position and Duties is amended, effective June 15, 2026, to read in its entirety as follows:
“During the Employment Period, the Executive shall serve as Global Chief Executive Officer of Arch Reinsurance and shall have such responsibilities, powers and duties as may from time to time be prescribed by the President of Parent; provided that such responsibilities, powers and duties are substantially consistent with those customarily assigned to individuals serving in such position at comparable companies or as may be reasonably required by the conduct of the business of the Company.”
III.SECTION 3.01 Position and Duties is further amended by adding the following new sentence at the end thereof:
“The Executive shall be subject to, and comply in all material respects with, all Company policies covering the Executive, as in effect from time to time.”
IV.SECTION 4.01. Base Salary is amended, effective June 15, 2026, by deleting the first sentence thereof and replacing it with the following:
“Effective June 15, 2026, the Executive’s base salary of $700,000 will be increased to $800,000 per annum (the “Base Salary”).”
V.SECTION 4.02 Bonuses is amended, effective June 15, 2026, by deleting the second sentence thereof and replacing it with the following:
“For the 2026 calendar year, the Executive’s target annual bonus will be 135% of the amount of his Base Salary payable for the portion of the year prior to June 15, 2026, and 175% of the amount of his Base Salary payable for the portion of the year on and after June 15, 2026. The Executive's target annual bonus will be 175% of the amount of his Base Salary for calendar years after the 2026 calendar year.”
VI.SECTION 5.06 Garden Leave is amended to read in its entirety as follows:
“Following any Notice of Termination, whether by the Company or the Executive and until the end of the Employment Period, the Company may direct, in its sole and exclusive discretion, that the Executive perform no duties and exercise no powers or authorities in connection with the Executive’s employment, resign from any office with the Company and its Affiliates and not attend any premises of any of the Company and its Affiliates; provided, however, that, following any such direction, the Executive will continue to be required to comply with the Executive’s other obligations under this Agreement and will continue to owe a duty of good faith and fidelity to the Company as an employee (“Garden Leave”). Notwithstanding the above, the Company may at its discretion require the Executive to perform duties at any time during the Garden Leave, which duties may be withdrawn at any time at the Company’s discretion, and, during the Garden Leave, the Executive shall: (a) remain an employee of the Company and be bound by the express and implied terms of this Agreement; (b) not, without the prior written consent of the Company, attend the Executive’s place of work or any other premises of any of the Company and its Affiliates or access the information technology systems of the Company and its Affiliates; (c) not, without the prior written consent of the Company, contact or deal with (or attempt to contact or deal with) any officer, employee, consultant, client, customer, investor, supplier, agent, distributor, shareholder, adviser or other business contact of any of the Company and its Affiliates; (d) promptly disclose in writing to the Company any attempt at contact with the Executive made by any such person or entity with whom the Executive has been required to have no contact pursuant to this Section 5.06; (e) be ready and available to perform such duties as the Company may require, ensuring that the Company knows where and how the Executive can be contacted and complying with any written requests to contact a specified employee of the Company at specified intervals; and (f) be deemed to take any accrued holiday during the Garden Leave period.”
VII.New SECTION 9.05 Notice of Covenants is added to read in its entirety as follows:
“Notice of Covenants. If the Executive receives an offer to, during the Employment Period or before the expiry of the Noncompetition Period or the Nonsolicitation Period, directly or indirectly own, manage, control, participate in, consult with, render services for or in any manner engage in any Restricted Business, the Executive shall provide the Person making the offer a copy of this Article 9.”
VIII.SECTION 12.16 Arbitration is amended to read in its entirety as follows:
“Arbitration. Save for where the Company or its Affiliates choose to exercise their rights as described in Section 10.01, any dispute or difference arising out of or relating in any way whatsoever to this Agreement or the subject matter hereof shall be referred to and finally determined by arbitration (the “Arbitration”). The seat, or legal place, of the Arbitration shall be Bermuda. The Arbitration shall be conducted before a sole arbitrator appointed by agreement between the parties or, failing such agreement, by the Appointments’ Committee of the Chartered Institute of Arbitrators Bermuda Branch (the “Arbitrator”). Unless the parties agree otherwise, the Arbitration shall be conducted in accordance with the UNCITRAL rules in force at the time the Arbitration is commenced. The courts of Bermuda (as the supervisory courts of the Arbitration) shall have exclusive jurisdiction to hear and determine any application for relief in aid of the Arbitration (including any application for interim or conservatory measures prior to the appointment of the Arbitrator), except that either party may bring proceedings before any court or other judicial authority of competent jurisdiction for the purposes of enforcing any partial or final award rendered by the Arbitrator hereunder. Each party agrees that it shall maintain confidentiality in respect to the Arbitration (including any award or other decision rendered in such Arbitration), except as necessary in connection with a proceeding to enforce the Arbitrator’s award or as otherwise required by law. The parties shall bear their respective costs (including attorney’s fees) and shall split the fee of the Arbitrator (50% paid by the Company and 50% by the Executive).”
IX.SECTION 12.12 Entire Agreement is amended to read as follows:
“This Agreement (including the documents referred to herein) together with the Amendment dated as of September 3, 2026, constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof, including, without limitation, the Employment Agreement, dated August 16, 2014, between Arch Reinsurance Company and the Executive.”
    Except as amended by this Amendment, all other terms and conditions of the Agreement will remain in full force and effect in accordance with its terms. This Amendment will be governed by the laws of Bermuda without regard to principles of conflict of laws thereof. This Amendment may be executed in counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same Amendment.
[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written above.

ARCH REINSURANCE LTD.

By:	/s/ Maamoun Rajeh
	Name:	Maamoun Rajeh
	Title:	Director

ARCH CAPITAL GROUP LTD.

By:	/s/ Maamoun Rajeh
	Name:	Maamoun Rajeh
	Title:	President

/s/ Jerome Halgan
Jerome Halgan

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